UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 2, 2017

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
	Goleta, California	93117
	(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01                                           Entry Into a Material Definitive Agreement.

The disclosure under Item 3.02 is incorporated herein by reference to the extent required.

Item 3.02                                           Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed on September 29, 2017 with the Securities and Exchange Commission by Resonant Inc. (the “Company”), the Company entered into a securities purchase agreement, dated September 25, 2017 (the “Purchase Agreement”), with 156 purchasers identified on the schedule of buyers attached thereto (the “Investors”), which provided for the sale by the Company of units (each, a “Unit” and collectively, the “Units”) at a price of $4.70 per Unit (the “Offering”). Each Unit consists of one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $4.85 for a period commencing 6 months and ending 36 months after the initial closing date of the Offering (the “Investor Warrants”).

The closings of the Offering for an aggregate of 1,976,919 units occurred on September 28, 2017 (for 1,745,581 units) and October 2, 2017 (for 231,338 units).  After payment of placement agent cash fees and expenses of the Offering, the Company received net proceeds of approximately $8.7 million.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc., acted as placement agent (the “Placement Agent”) in the Offering.  The Liquid Venture Partners group at National Securities Corporation was responsible for sourcing and executing the transaction. H.C. Wainwright & Co. and Drexel Hamilton provided advice to the Company about its financing strategies.  The Placement Agent received an aggregate cash fee of $557,491, or 6.0% of the gross proceeds raised in the Offering, reimbursement of transaction expenses, and warrants to purchase an aggregate of 98,846 shares of Common Stock at an exercise price equal to $4.85 (the “Placement Agent Warrants”).  The Placement Agent Warrants are exercisable for a period commencing 6 months and ending 36 months after the initial closing date.

The Units were offered and sold exclusively to accredited investors, and the Placement Agent Warrants were offered and sold to the Placement Agent, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The Investors and the Placement Agent represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates, Investor Warrants and Placement Agent Warrants issued in the transaction. The offer and sale of the securities were made without any general solicitation or advertising.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	Placement Agent Warrant, dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2017	Resonant Inc.

	By:	/s/ Jeff Killian
Jeff Killian
Chief Financial Officer